UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: September 3, 2015

GREENHAVEN CONTINUOUS COMMODITY INDEX FUND

(Registrant)

(Exact name of registrant as specified in its charter)

GREENHAVEN CONTINUOUS COMMODITY INDEX MASTER FUND

(Rule 140 Co-Registrant)

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	26-0151234 (Registrant) 26-0151301 (Co-Registrant) (IRS Employer ID Number)

c/o Greenhaven Commodity Services, LLC 3340 Peachtree Road Suite 1910 Atlanta, GA (Address of principal executive offices)	30326 (Zip Code)

001-33908

001-33909

(Commission File Number)

(404) 239-7942

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreements.

On September 1, 2015, GreenHaven Commodity Services, LLC (“GCS”) (the Managing Owner of GreenHaven Continuous Commodity Index Fund and GreenHaven Continuous Commodity Index Master Fund) and Thomson Reuters (Markets) LLC (as successor to Reuters America LLC) (“Reuters”) entered into an eighth addendum, effective September 1, 2015 (the “Eighth Addendum”) to the License Agreement dated July 19, 2006 (as the same was amended thereafter by various addenda and extensions) (the “License Agreement”) to which GCS and Reuters are parties.

Under the Eighth Addendum, the parties agreed:

(a)	To extend the exclusivity period applicable to the License Agreement until September 1, 2017, subject to Reuters’ right to terminate such exclusivity at any time upon the occurrence of certain specified events; and

(b)	That the term of the License Agreement is extended until September 1, 2017, and shall automatically renew for successive two (2) year periods unless and until terminated as provided.

The foregoing description is qualified in its entirety by the complete form of Eighth Addendum, attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1 —

Eighth Addendum to License Agreement, dated September 1, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENHAVEN CONTINUOUS COMMODITY INDEX FUND

By Greenhaven Commodity Services, LLC, the Managing Owner

By:	/s/ Ashmead Pringle
	Name:	Ashmead Pringle
	Title:	Chief Executive Officer

GREENHAVEN CONTINUOUS COMMODITY INDEX MASTER FUND

By Greenhaven Commodity Services, LLC, the Managing Owner

By:	/s/ Ashmead Pringle
	Name:	Ashmead Pringle
	Title:	Chief Executive Officer

Date: September 3, 2015

EXHIBIT INDEX

Exhibit
Number	Exhibit Title

10.1 *	Eighth Addendum to License Agreement, dated September 1, 2015

*	Filed herewith.